                      AGREEMENT AND PLAN OF REORGANIZATION



                           DATED AS OF JUNE 30, 1997



                                    BETWEEN



                           DIAMOND SPORTS GROUP, INC.

                                      AND

                           WHEELS SPORTS GROUP, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is dated as of June 30, 1997, by and among DIAMOND SPORTS GROUP, INC., a North Carolina corporation ("DSG"); WHEELS SPORTS GROUP, INC., a North Carolina corporation ("WSG"); WHEELS SPORTS GROUP ACQUISITION II, INC., a North Carolina corporation ("Subsidiary Company"), which is a wholly owned subsidiary of WSG; and RANDY E. DUNCAN, H. EDWARD HICKMAN, ROBERT J. DIACHENKO and A. THAD LEWALLEN, III (hereinafter collectively referred to as the "Shareholder").

         The Shareholders own all of the outstanding shares of common stock, with no par value per share of DSG ("DSG Common Stock"), constituting all of the outstanding capital stock of DSG.

         DSG and WSG have engaged in extensive discussions regarding the combination of their respective businesses through a reverse triangular merger (the "Merger") of DSG through Subsidiary Company, a wholly owned subsidiary of WSG formed specifically to consummate the Merger.

         For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Specifically, it is intended that the Merger qualify as a reverse triangular reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Reorganization and do mutually covenant and agree as follows:

I.  MERGER OF DSG AND SURVIVING COMPANY

                 1.1 MERGER. On the Effective Date (as hereinafter defined), Subsidiary Company shall be merged with and into DSG, which shall be the surviving corporation ("Surviving Company"), pursuant to the Agreement and Plan of Merger attached as Exhibit A hereto (the "Plan of Merger").

                 1.2 EFFECT OF THE MERGER. Upon the Merger becoming effective, the separate existence of Subsidiary Company shall cease, and Surviving Company shall succeed to and possess all the properties, rights, privileges, powers, franchises and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of Subsidiary Company, all without further act or deed, as provided in the Business Corporation Act of the state of North Carolina.

                 1.3 NAME OF SURVIVING COMPANY. On the Effective Date, the name of the Surviving Company shall be "Diamond Sports Group, Inc.".
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                 1.4  ARTICLES OF INCORPORATION AND BYLAWS.  The Articles of
Incorporation and the Bylaws of Surviving Company as in effect on the Effective Date shall be, from and after the Effective Date, the Articles of Incorporation and Bylaws of Surviving Company until they are amended.

                 1.5 DIRECTORS AND OFFICERS. Upon the Merger becoming effective, the directors and officers of Surviving Company shall be as identified on Schedule 1.5 hereto, and each shall hold office until his successor is elected or qualified or until his earlier resignation or removal. If on the Effective Date a vacancy exists on the Board of Directors of Surviving Company or in any of the offices of Surviving Company, as the same are specified on Schedule 1.5 such vacancies may thereafter be filled in the manner provided by the Bylaws of Surviving Company.

                 1.6 SERVICE OF PROCESS. Surviving Company hereby agrees that from and after the Effective Date it may be served with process in the State of North Carolina in any proceeding for the enforcement of any obligation of DSG and Subsidiary Company and in any proceeding for the enforcement of the rights of any dissenting DSG shareholder against Surviving Company. Surviving Company hereby irrevocably appoints the North Carolina Secretary of State as its agent to accept service of process in any such proceeding. Surviving Company further agrees that it will pay to any dissenting shareholder of DSG the amount, if any, to which any such dissenting shareholder shall be entitled under the North Carolina Business Corporation Act with respect to the rights of dissenting shareholders, subject to the limitations of a pooling-of-interest transaction.

                 1.7 EFFECTIVE DATE. The Merger shall become effective at the time (the "Effective Time") DSG and Subsidiary Company file the Certificate of Merger with the Secretary of State of the State of North Carolina and after all applicable legal requirements have been fulfilled to consummate the Merger.
The parties shall use their best efforts to file the necessary merger documents on the date of this Agreement to be effective on the date of this Agreement.

                 1.8 BOARD OF DIRECTORS OF WSG. Upon the Effective Date, WSG shall create one seat on its Board of Directors for Randy E. Duncan, subject to the annual reelection by the shareholders of WSG.


II.  STATUS AND CONVERSION OF SECURITIES; SHAREHOLDER APPROVALS


         2.1 CONVERSION OF DSG STOCK INTO WSG STOCK. Upon the Effective Date, the DSG Common Stock issued and outstanding by reason of the Merger and without any action on the part of the





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holders thereof, shall be converted into 485,000 shares of WSG Common Stock, par value $.01 per share ("WSG Common Stock"), which shares of WSG Common Stock shall be issued to the Shareholders as set forth on Schedule 2.1 hereto. Any shares of DSG Common Stock held in the treasury of DSG shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof.

                 2.2 FRACTIONAL SHARES. No fractional shares of WSG Common Stock or interests or rights therein shall be issued upon the conversion of DSG Common Stock. Instead, any fractions existing upon conversion shall be rounded up to the next whole share.

                 2.3 EXCHANGE OF CERTIFICATES. After the Effective Date, each holder of certificates theretofore representing outstanding shares of DSG Common Stock ("DSG Stock Certificates"), upon surrender thereof to such bank, trust company or other person as shall be designated by WSG ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of WSG Common Stock into which the shares of DSG Common Stock theretofore represented by such surrendered certificate or certificates shall have been converted. After the Effective Date and until so surrendered, each outstanding certificate theretofore representing shares of DSG Common Stock shall be deemed for all purposes to represent the number of whole shares of WSG Common Stock into which the shares of DSG Common Stock theretofore represented thereby shall have been converted.

                 2.4 WSG TO MAKE SHARES AVAILABLE. By the Effective Date, WSG shall make available by transferring to Surviving Company or by transferring directly to the Exchange Agent, for the benefit of the Shareholders, such number of shares of WSG Common Stock as shall be required for conversion in accordance with this Agreement.

                 2.5 SURVIVING COMPANY CAPITAL STOCK. All authorized shares of Surviving Company capital stock, par value $.01 per share whether issued or unissued, outstanding or required, shall continue unchanged as shares of capital stock of Surviving Company.

                 2.6 STATUS OF WSG COMMON STOCK. The shares of WSG Common Stock to be issued to the Shareholders will be "Restricted Stock" and will not have been registered under the Securities Act of 1933, as amended, or under any laws of any state, and will bear the following legend in addition to any other legends required by North Carolina law or by other agreements executed contemporaneously herewith:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES ACT, AND ARE "RESTRICTED





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
                 SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                 2.7 REGISTRATION RIGHTS. WSG shall file a Registration Statement with the Securities and Exchange Commission registering the shares of WSG Common Stock issued to the Shareholders upon request of the Shareholder after the "lockup" period imposed by the underwriter expires, and shall use its best efforts to cause the Registration Statement to be filed not more than six months after the lockup period expires and to become effective as soon as practicable thereafter. Furthermore, WSG shall maintain such effectiveness for a period of two years. WSG shall pay all expenses incident to such Registration Statement, except for any commissions or taxes related to the sale of the shares thereunder. Such registration rights shall be in accordance with, and subject to, the terms and provisions of the form of Registration Rights Agreement attached as Exhibit B hereto. The remaining shares shall have "piggy-back" rights, subject to the reasonable approval of any managing underwriter, to be included in any Registration Statement filed by WSG within two years as such registration statement relates to an underwritten public offering of WSG's securities.

                 2.8 SHAREHOLDER APPROVALS. Meetings of the Shareholders and the shareholders of the Surviving Company shall be held in accordance with the laws of their respective states of incorporation concurrent with the effective date of this Agreement (or such later date or dates as may be approved by their Board of Directors), in each case, among other things, to consider and act upon the adoption of this Agreement. In either case, the adoption of this Agreement may be consented to in writing by the shareholders of the applicable corporation.

III.  REPRESENTATIONS AND WARRANTIES

                 3.1  REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS.
Except as otherwise set forth in the DSG Disclosures Schedule delivered by the Shareholders to WSG and Subsidiary Company contemporaneously with the execution and delivery of this Agreement and attached as Exhibit C hereto, and except for intercompany transactions or matters among DSG, the Shareholders jointly and severally represent and warrant to WSG and Subsidiary Company as follows:

                          (a)  DUE INCORPORATION, GOOD STANDING AND
QUALIFICATION. DSG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate and lease its properties and to carry on its





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business as now being conducted.  DSG is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction except where such failure would have a material adverse affect;
DSG is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction; DSG has heretofore delivered to WSG a list setting forth, as of the date of this Agreement, each jurisdiction in which DSG is qualified to do business.

                          (b)  CORPORATE AUTHORITY.  DSG has the corporate
power and authority to enter into this Agreement and (subject to the requisite approval of the Shareholders) to carry out the transactions contemplated hereby. The Board of Directors of DSG has duly authorized the execution, delivery and performance of this Agreement and other documents executed in connection with this Agreement, including without limitation, the Registration Rights Agreement.

                          (c)  ENFORCEABILITY.  This Agreement and each of the
other agreements referenced herein to which DSG is a party have been duly executed and delivered by DSG, and constitute legal, valid and binding obligations of DSG, enforceable against it in accordance with their respective terms except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally or may be subject to general principles of equity.

                          (d)  CAPITAL STOCK.  As of the date hereof, DSG has
an authorized capital stock consisting of 100,000 Shares of DSG Common Stock (50,000 shares of Class A and 50,000 shares of Class B), of which 10,000 shares of Class A are issued and outstanding and 10,000 shares of Class B are issued and outstanding (collectively, the "DSG Capital Stock"). As of such date, there are no shares of DSG Common stock reserved for issuance upon the exercise of stock options. All of the issued and outstanding shares of capital stock of DSG and of each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                          (e)  OPTIONS, WARRANTS AND RIGHTS.  DSG has no
outstanding options, warrants, or other rights to purchase, or convert any obligation into, any shares of its capital stock.

                          (f)  SUBSIDIARIES.  DSG has no subsidiaries.

                          (g)  FINANCIAL STATEMENTS.  The Balance Sheet of DSG
and the Statement of Income and Retained Earnings of DSG for the year ended December 31, 1996 have been delivered to WSG and





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Subsidiary Company prior to the date of this Agreement.  All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, except as set forth in the compilation letter attached thereto, which are applied on a consistent basis, are correct and complete and fairly and accurately present the financial position, results of operations, and changes of financial position of DSG and its consolidated subsidiaries as of their respective dates and for the periods indicated. The foregoing financial statements as of December 31, 1996 have been compiled by Malcolm F. Mitchell, C.P.A., P.A., independent public accountant. DSG does not have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Balance Sheet of DSG as of December 31, 1996 or incurred since then in the ordinary course of business.

                          (h)  NO MATERIAL CHANGE.  Since December 31, 1996,
there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets or results of operations of DSG, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of DSG that materially affects or impairs its ability to conduct its businesses, (iii) any event or condition of any character that has materially and adversely affected the business of DSG, or (iv) any mortgage or pledge of any material amount of the assets or properties of DSG, or any indebtedness incurred by DSG other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                          (i)  TITLE TO PROPERTIES.  DSG has good and
marketable title to all of its real and personal properties, including all properties reflected in the Balance Sheet as of December 31, 1996, or acquired subsequent to that date (except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention or other security arrangement except for liens for the payment of federal, state and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of DSG or the ownership of their assets or properties which were not incurred in connection with the borrowing of money or the obtaining of advances, and which do not in the aggregate materially detract from the value of the assets or properties of DSG or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Balance Sheet as of December 31, 1996. All leases pursuant to which DSG or any of its subsidiaries leases any





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
substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                          (j)  LITIGATION.  There are no actions, suits,
proceedings or other litigation pending or, to the knowledge of DSG, threatened against or affecting DSG, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to DSG, would individually or in the aggregate have a materially adverse effect on the business assets, properties, operations or prospects or on the condition, financial or otherwise, of DSG.

                          (k)  NO VIOLATION.  The execution and delivery of
this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by DSG of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, loan, indenture or mortgage of DSG, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance or regulation or any other restriction of any kind or character to which any assets or properties of DSG or any of its subsidiaries is subject or by which DSG or any of its subsidiaries is bound.

                          (l)  TAXES.  DSG has filed all federal, state,
foreign, local and any other applicable tax returns, reports or extensions required to be filed, and has paid in full all taxes and assessments shown due thereon (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects. Federal tax returns of DSG have not been audited by the Internal Revenue Service. The Surviving Company shall distribute cash or cash equivalent equal to DSG's final taxes shareholders are responsible for within 60 days after the final tax return of DSG has been prepared.

                          (m)  CONTRACTS.  DSG is not a party to (i) any plan
or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in DSG's December 31, 1996 Balance Sheet or incurred in its ordinary course of business since December 31, 1996, (iv) any employment agreement or other similar arrangement not terminable upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset or equipment in excess of $25,000, (vi) any contract or





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agreement creating an obligation of $25,000 or more, (vii) any contract or agreement which by its terms does not terminate or is not terminable without penalty to it within one year after the date hereof, (viii) any loan agreement, indenture, promissory note, conditional sales agreement or other similar type of arrangement, (ix) any material license agreement. All contracts, agreements and other arrangements to which DSG is a party are valid and enforceable against DSG in accordance with their terms; DSG and, to DSG's actual knowledge all other parties to each of the foregoing have performed all obligations required to be performed to date; neither DSG, to DSG's actual knowledge, nor any such other party is in default or in arrears under the terms of any of the foregoing; and, to DSG's actual knowledge no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                          (n)  COMPLIANCE WITH LAW AND OTHER REGULATIONS.  DSG
is not subject to or has not been threatened by written notice with any material fine, penalty, liability or disability as the result of its failure to comply with any requirement of federal, state, local or foreign law or regulation (including those relating to the employment of labor or environmental matters) or any requirement of any governmental of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties or any premises occupied by it. DSG has complied in all material respects with all applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and with all other applicable federal, state and local laws relating to the employment of labor including the provisions thereof relative to wages, hours, collective bargaining, working conditions and payment of taxes of any kind except where such occurrence would not have a material adverse impact on the business of DSG. DSG is not liable for any material arrears of wages or any taxes or penalties for failure to comply with any of the foregoing in any material way or has any obligations for any vacation, sick leave or other compensatory time except for such obligations created in the ordinary course of business. DSG is not in violation of any applicable statute, law, or regulation relating to the environment, storage of hazardous substances or occupational health and safety, the violation of which might result in a material adverse change in the assets, conditions or affairs of DSG, nor has DSG received any official notice or citation that any of their respective properties in any way contravenes any federal, state or local law or regulation relating to environmental, health or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or any OSHA requirements, and, to the knowledge of DSG, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Without limiting the foregoing, DSG has properly filed all reports, paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the conduct of its business





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
and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions and provisions of all of the foregoing except where such occurrence would not have a material adverse effect on the business of DSG.

                          (o)  ABSENCE OF PRODUCT OR SERVICE WARRANTIES.
Except in the ordinary course of business, to the best knowledge of DSG, neither DSG nor any of its subsidiaries, nor any officer, director, employee or agent thereof, has made any written warranties with respect to the quality or absence of defects of the products or services that DSG has sold or performed, and that are in force as of the date hereof. There are no material claims pending or, to the best knowledge of DSG, threatened against DSG with respect to the quality of or absence of defects in such products or services. DSG has not been required to pay direct, incidental, or consequential damages to any person in connection with any of such products or services at any time during the five year period preceding the date hereof except for warranty remedies provided in the ordinary course of business.

                          (p)  INSURANCE.  DSG maintains in full force and
effect insurance coverage on its assets, properties, premises, operations and personnel in such amounts and against such risks and losses as are adequate and customary for the businesses engaged in by DSG.

                          (q)  MINUTE BOOK.  The minute books of DSG accurately
record all actions taken by their respective stockholders and directors.

         3.2 FURTHER REPRESENTATION AND WARRANTIES OF SHAREHOLDER. Each Shareholder makes the following further representations and warranties as to such Shareholder:

                          (a)  OWNERSHIP OF CAPITAL STOCK OF DSG.  Such
Shareholder owns the number of shares of DSG Common Stock set forth beside his signature below. Such Shareholder has good, marketable and unencumbered title to such shares, and there are no restrictions on such Shareholder's right to transfer or exchange such shares pursuant to this Agreement, other than compliance with applicable securities laws.

                          (b)  RIGHTS TO ACQUIRE SHARES.  Such Shareholder does
not have any outstanding options, warrants or other rights to purchase or subscribe for, or contracts or commitments to sell, or any interests, instruments, evidences of indebtedness or other securities convertible in any manner into, shares of DSG's capital stock.

                          (c)  POWER TO EXECUTE AGREEMENT.  Such Shareholder
has full power and authority to execute, deliver and perform this





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
Agreement and each of the other agreements referred herein to which such Shareholder is a party.

                          (d)  ENFORCEABILITY.  This Agreement and each of the
other agreements referenced herein to which such Shareholder is a party have been duly executed and delivered by such Shareholder, and constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally or may be subject to general principles of equity.

                          (e)  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.
The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which such Shareholder is a party or by which such Shareholder is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to such Shareholder.

                          (f)   ABILITY TO BEAR RISK; BUSINESS AND FINANCIAL
KNOWLEDGE AND EXPERIENCE. Such Shareholder (i) can bear the economic risk of the acquisition of the shares of WSG Common Stock to be issued to him (the "WSG Shares"), including the complete loss of such Shareholder's investment, and
(ii) alone, or together with such Shareholder's purchaser or representative as appointed in writing by the date of this Agreement, has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the acquisition of the WSG Shares.

                          (g)  KNOWLEDGE RESPECTING WSG.  Such Shareholder (i)
knows or has had the opportunity to acquire all information concerning the business affairs, financial condition, plans and prospects of WSG that such Shareholder deems relevant to make a fully informed decision respecting the acquisition of the WSG Shares; (ii) has been encouraged and has had the opportunity to rely upon the advice of such Shareholder's legal counsel and accountants and other advisers with respect to the acquisition of the WSG Shares; and (iii) has had the opportunity to ask such questions and receive such answers and information respecting, among other things, the business, affairs, financial condition, plans and prospects of WSG and the terms and conditions of the acquisition of the WSG Shares as such Shareholder has requested so as to more fully understand such Shareholder's investment. Without limiting the foregoing, such Shareholder acknowledges that he has





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
been provided complete copies of all of the information identified on Schedule 3.2(g) attached hereto.

                          (h)  ABSENCE OF REPRESENTATIONS AND WARRANTIES.  Such
Shareholder confirms that neither WSG or Subsidiary Company, nor anyone purportedly acting on behalf of WSG or Subsidiary Company, has made any representations, warranties, agreements or statements other than those contained herein respecting the business, affairs, financial condition, plans or prospects of WSG nor has such Shareholder relied on any representations, warranties, agreements or statements in the belief that they were made on behalf of the foregoing nor has such Shareholder relied on the absence of any such representations, warranties, agreements or statements in reaching such Shareholder's decision to acquire the WSG Shares.

                          (i)  NO DISTRIBUTION.  Such Shareholder is acquiring
the WSG Shares for such Shareholder's own account without a view to public distribution or resale, and such Shareholder has no contract, undertaking, agreement or arrangement to transfer, sell or otherwise dispose of any of the WSG Shares or any interest therein to any other person.

                          (j)  SHARES TO BE RESTRICTED.  Such Shareholder
understands that the WSG Shares will remain "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act") and within the "lockup agreement" required by the underwriter, such shareholder may demand registration after July 16, 1998, when the lock-up period ends, pursuant to the Registration Agreement attached hereto as Exhibit B.

                          (k)  NO REGISTRATION.  Such Shareholder understands
that the WSG Shares will not be registered under the 1933 Act, the North Carolina Securities Act (the "North Carolina Act") or the securities laws of any other jurisdiction and must be held indefinitely without any transfer, sale or other disposition unless the WSG Shares are subsequently registered under the 1933 Act, the North Carolina Act and the securities laws of any other applicable jurisdictions pursuant to any attaching "piggy-back" rights or, in the opinion of counsel for WSG, registration is not required under such Acts or laws as the result of an available exemption.

                          (l)  LEGEND OF CERTIFICATES.  Such Shareholder
understands that there shall be endorsed on the certificates evidencing the WSG Shares a legend substantially to the following effect:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES ACT, AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE





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
                 DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."

                          (m)  RESTRICTIONS ON OTHER SECURITIES.  Such
Shareholder understands that, except upon certain limited circumstances, the restrictions on the sale, transfer and disposition of the WSG Shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to the WSG Shares including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

                          (n)  NO GOVERNMENTAL APPROVAL.  Such Shareholder
understands that no federal or state agency has approved or disapproved the WSG Shares, passed upon or endorsed the merits of the offering of the WSG Shares, or made any finding or determination as to the fairness of the WSG Shares for investment.

         3.3 REPRESENTATION AND WARRANTIES OF WSG AND SUBSIDIARY COMPANY. Except as otherwise set forth in the WSG and Subsidiary Company Disclosure Schedule delivered by WSG to DSG contemporaneously with the execution and delivery of this Agreement, and attached as Exhibit D hereto, and except for matters disclosed in WSG's report filed with the Securities and Exchange Commission, and except for intercompany transactions or matters among WSG and/or its subsidiaries, WSG and Subsidiary Company jointly and severally represent and warrant to DSG as follows:

                          (a)  DUE INCORPORATION, GOOD STANDING AND
QUALIFICATION. WSG and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Neither WSG nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. WSG has heretofore delivered to DSG a list setting forth, as of the date of this Agreement, each jurisdiction in which DSG and its subsidiaries are qualified to do business. Subsidiary Company is a wholly owned subsidiary of WSG and, apart from matters arising under this Agreement, has no significant assets, liabilities or business, except as set forth in this Agreement. (As used in this Agreement with reference to WSG, the term "subsidiaries" shall include Subsidiary Company and all other direct or indirect subsidiaries of WSG other than Subsidiary Company.)

                          (b)  CORPORATE AUTHORITY.  WSG and Subsidiary Company
have the corporate power and authority subject to requisite approval of Subsidiary Company shareholder to carry out the transactions contemplated hereby. The Boards of Directors of WSG and Subsidiary Company have duly authorized the execution, delivery and performance of this Agreement.

                          (c)  ENFORCEABILITY.  This Agreement and each of the
other agreements referenced herein to which WSG or any subsidiary of WSG is a party have been duly executed and delivered by WSG or such subsidiary, and constitute legal, valid and binding obligations of WSG or such subsidiary, enforceable against is in accordance with their respective terms except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally or may be subject to general principles of equity.

                          (d)  CAPITAL STOCK.  As of the date hereof, WSG has
an authorized capital stock consisting of 15,000,000 shares of WSG Common Stock, of which 3,400,000 are outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which none are issued and outstanding. As of such date, 1,052,500 shares of WSG Common Stock are reserved for issuance upon the exercise of outstanding WSG stock options and warrants. All of the issued and outstanding shares of capital stock of WSG and each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                          (e)  OPTIONS, WARRANTS AND RIGHTS.  Neither WSG nor
any of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or convert any obligation into, any shares of its capital stock, other than those referred to in Section 3.3(d).

                          (f)  SUBSIDIARIES.  WSG has delivered to DSG a list
setting forth as of the date of this Agreement (i) the name, jurisdiction of incorporation and list of shareholders of each subsidiary of WSG and (ii) the name and description of every other person, corporation, partnership, joint venture or other business association in which WSG directly or indirectly owns a material interest. The outstanding shares of capital stock of the subsidiaries of WSG owned by WSG or any of its subsidiaries are owned free and clear of all claims, liens, charges and encumbrances.

                          (g)  FINANCIAL STATEMENTS.  The Consolidated Balance
Sheets of WSG and subsidiaries as of December 31, 1996 and March 31, 1997, and the Consolidated Statements of Income, Shareholder's Investment and Cash Flows of WSG and subsidiaries for the 3 months ended March 31, 1997 and the year ended December 31, 1996, and all related Schedules and notes to the foregoing were delivered to DSG prior to the date of this Agreement. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles which were applied on a consistent basis, are correct and complete and fairly and accurately present the financial position, results of operations and changes of financial position of WSG and its consolidated subsidiaries as of their respective dates and for the periods indicated. The foregoing financials statements as of December 31, 1996 have been audited by Coopers & Lybrand, L.L.P., independent public accountants. Neither WSG nor any of its subsidiaries has any material liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of WSG and its consolidated subsidiaries as of December 31, 1996, or incurred since March 31, 1997, in the ordinary course of business.

                          (h)  NO MATERIAL CHANGE.  Since March 31, 1997, there
has not been and there is not threatened (i) any material change in the financial condition, business, properties, assets or results of operations of WSG and its subsidiaries taken as a whole, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of WSG or its subsidiaries that materially affects or impairs their ability to conduct their respective businesses, (iii) any event or condition of any character that has materially and adversely affected the business or prospects (financial or otherwise) of WSG and its subsidiaries taken as a whole, or (iv) any mortgage or pledge of any material amount of the assets or properties of WSG or any of its subsidiaries, or any indebtedness incurred by WSG or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                          (i)  TITLE TO PROPERTIES.  WSG and its subsidiaries
have good and marketable title to all of their respective real and personal properties, including all properties reflected in the Consolidated Balance Sheet as of December 31, 1996, or acquired subsequent to December 31, 1996 (except property disposed of subsequent to that date in the ordinary course of business or property related to discontinued operations). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention or other security arrangement except for liens for the payment of federal, state and other taxes, the payment of which is neither delinquent nor subject to penalties and except for other liens and encumbrances incidental to the conduct of the business of WSG and its subsidiaries or the ownership of their assets or properties which were not incurred in connection with the borrowing of money or the obtaining of advances, and which do not in the aggregate materially detract from the value of the assets or properties of

WSG and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Consolidated Balance Sheet as of December 31, 1996. All leases pursuant to which WSG or any of its subsidiaries leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                          (j)  LITIGATION.  There are no actions, suits,
proceedings or other litigation pending or, to the knowledge of WSG, threatened against or affecting WSG or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to WSG or its subsidiaries, would individually or in the aggregate have a materially adverse effect on the business, assets, properties, operations or prospects or on the condition, financial or otherwise, of WSG and its subsidiaries, taken as a whole.

                          (k)  RIGHTS AND LICENSES.  Neither WSG nor any of its
subsidiaries is subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name right or license.

                          (l)  NO VIOLATION.  The execution and delivery of
this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by WSG or any of its subsidiaries of, or constitute a default under, or conflict with or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, loan, indenture or mortgage of WSG or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance or regulation or any other restriction of any kind or character to which any assets or properties of WSG or any of its subsidiaries is subject or by which WSG or any of its subsidiaries is bound.

                          (m)  TAXES.  WSG and its subsidiaries have filed all
federal, state, foreign, local and any other applicable tax returns, reports or extensions required to be filed, and have paid in full or adequately reserved for all taxes shown due thereon (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects. Federal tax returns of WSG and its subsidiaries have not been audited by the Internal Revenue Service.

                          (n)  ACCOUNTS RECEIVABLE.  The accounts receivable of
WSG and its subsidiaries have been acquired in the ordinary course of business, are valid and enforceable and are fully collectible, subject to no known defense, setoffs or counterclaims, except to the extent of the reserve reflected in the books of WSG and its subsidiaries or in such other amount which is not material in the aggregate.

                          (o)  CONTRACTS.  Neither WSG nor any of its
subsidiaries is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in WSG's 1996 Consolidated Balance Sheet,
(iv) any contract or agreement for the purchase of any commodity, material, fixed asset or equipment in excess of $25,000, (v) any contract or agreement creating an obligation of $25,000 or more, (vi) any contract or agreement which by its terms does not terminate or is not terminable without penalty to it within one year after the date hereof, (vii) any loan agreement, indenture, promissory note, conditional sales agreement or other similar type of arrangement, (viii) any material license agreement, or (ix) any contract which may result in a material loss or obligation to it. All contracts, agreements and other arrangements to which WSG or any of its subsidiaries is a party are valid and enforceable in accordance with their terms; WSG, its subsidiaries and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither WSG, nor any of its subsidiaries, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under any of them.


                          (p)  COMPLIANCE WITH LAW AND OTHER REGULATION.
Neither WSG nor any of its subsidiaries is subject to or has been threatened by written notice with any material fine, penalty, liability or disability as the result of its failure to comply with any requirement of federal, state, local or foreign law or regulation (including those relating to the employment of labor or environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties or any premises occupied by it. WSG and each of its subsidiaries has complied in all material respects with all applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and with all other applicable federal, state and local laws relating to the employment of labor including the provisions thereof relative to wages, hours, collective bargaining, working conditions and payment of taxes of any kind except where such occurrence would not have a material adverse impact on the business of WSG. Neither WSG nor any of its subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing in any material way or has any obligations for any vacation, sick leave or other compensatory time except for such obligations created in the ordinary course of business. Neither WSG nor any of its subsidiaries is in violation of any applicable statute law, or regulation relating to the environment, storage of hazardous substances or occupational health and safety, the violation of which might result in a material adverse change in the assets, conditions or affairs of WSG, nor has WSG or any of its subsidiaries received any official notice of citation that any of their respective properties in any way contravenes any federal, state or local law or regulation relating to environmental, health or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or any OSHA requirements, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation. Without limiting the foregoing, each of WSG, and its subsidiaries has properly filed all reports, paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions and provisions of all of the foregoing except where such occurrence would not have a material adverse effect on the business of WSG.

                          (q)  ABSENCE OF PRODUCT OR SERVICE WARRANTIES.
Except in the ordinary course of business, to the best knowledge of WSG, neither WSG nor any of its subsidiaries, nor any officer, director, employee or agent thereof, has made any written warranties with respect to the quality or absence of defects of the products or services that WSG or any of its subsidiaries has sold or performed, and that are in force as of the date hereof. There are no material claims pending or anticipated or, to the best knowledge of WSG, threatened against WSG or any of its subsidiaries with respect to the quality of or absence of defects in such products or services. Neither WSG nor any of its subsidiaries has been required to pay direct, incidental, or consequential damages to any person in connection with any of such products or services at any time during the five year period preceding the date hereof except for warranty remedies provided in the ordinary course of business.

                          (r)  INSURANCE.  WSG and each of its subsidiaries
maintains in full force and effect insurance coverage on their assets, properties, premises, operations and personnel in such amounts and against such risks and losses as are adequate and customary for the respective businesses engaged in by WSG and its subsidiaries.

                          (s)  MINUTE BOOKS.  The minutes books of WSG and each
of its subsidiaries accurately record all actions taken by their respective shareholders and directors.

                          (t)  SEC REPORTS.  WSG's prospectus filed with the
Securities and Exchange Commission and all subsequent reports and proxy statements filed by WSG thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed.

                          (u)  STATUS OF WSG COMMON STOCK TO BE ISSUED.  The
shares of WSG Common Stock into which the shares of Surviving Company stock will be converted pursuant to this Agreement will be, when issued, validly authorized and issued, fully paid and nonassessable.

                          (v)  ACCURACY OF STATEMENTS.  Neither this Agreement
nor any statement, list, certificate or other information furnished or to be furnished by WSG or Subsidiary Company to DSG or the Shareholders in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

IV.  JOINT OBLIGATIONS

                 4.1 JOINT OBLIGATIONS. The following shall be the obligations of all of the parties hereto:

                          (a)  NONDISCLOSURE/CONFIDENTIALITY.  From and after
the date of this Agreement until the Effective Date, or in the event that the Merger shall not occur, then thereafter, no party hereto shall disclose or use, or permit the disclosure or use of, any proprietary or confidential information to or by any person, firm, corporation, association or entity (except to its authorized representatives for use in consummating the Agreement) without the prior written consent of the other. Copies of all disclosures made by a party hereto shall be provided to the other party hereto at the time of the disclosure or, if impracticable, promptly thereafter. Furthermore, if discussion or negotiations with regard to this Agreement are terminated each party shall return, or cause to be returned, each to the other, the originals and all documents containing such confidential information and shall use its best efforts to keep and maintain confidential all such information.

                          (b)  NOTICE.  Each party shall promptly give the
other parties written notice of the existence or occurrence of any condition that would make any representation or warranty of the notifying party untrue or that might reasonably be expected to prevent the consummation of the Merger or the other transactions contemplated herein.

                          (c)  PERFORMANCE.  No party shall intentionally
perform or omit to perform any act that, if performed or omitted, would prevent or excuse the performance of this Agreement by any party hereto or that would result in any representation or warranty contained herein of that party being untrue in any material respect as of the date of this Agreement and as if originally made on and as of the Effective Date.

                          (d)  PUBLIC ANNOUNCEMENTS.  The parties hereto agree
that (i) the existence of this Agreement and the provisions hereof shall not be disclosed to any person except upon the mutual agreement of WSG and DSG, and
(ii) the consent of all press releases and other communications relating to the consent of this Agreement shall be subject to the mutual agreement of WSG and DSG, except WSG may, after consultation with DSG regarding the consent of such disclosure but without being required to obtain the agreement of DSG, disclose information relating to the content of this Agreement that WSG determines is required by applicable securities laws or rules and regulations or interpretations of the Securities and Exchange Commission or The Nasdaq Stock Exchange, Inc., WSG shall furnish to DSG copies of any disclosures made without the agreement of DSG at the time of disclosure or as soon thereafter as may be practicable.

V. CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WSG AND SUBSIDIARY COMPANY. The obligations of WSG and Subsidiary Company under this Agreement are, at the option of WSG and Subsidiary Company, subject to the satisfaction of the following conditions on or before the Effective Date:

                          (a)  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of DSG herein contained shall have been true and correct in all material respects when made, and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

                          (b)  PERFORMANCE OF AGREEMENTS.  DSG shall have in
all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Effective Date.

                          (c)  CORPORATE APPROVALS.  All necessary corporate
action on the part of the directors and shareholders of DSG adopting this Agreement and approving the transactions contemplated hereby shall have been taken by June 30, 1997.

                          (d)  OPINION OF COUNSEL FOR DSG AND THE SHAREHOLDERS.
WSG shall have received an opinion of Robinson, Bradshaw & Hinson, counsel for DSG and the Shareholders, dated the Effective Date, in form and substance satisfactory to WSG and its counsel, to the effect that:

                                  (i)    DSG is a corporation organized, validly
existing an in good standing under the laws of the State of North Carolina, and has the requisite corporate power and authority under the laws of such state to own, lease and operate its properties, to carry on its business as then being conducted and to consummate the Merger contemplated hereby;

                                  (ii)   all necessary corporate proceedings of
the Board of Directors and the shareholders of DSG to approve and adopt this Agreement and to authorize the execution and delivery of this Agreement and the consummation of the Merger contemplated hereby have been duly and validly taken;

                                  (iii)  DSG has the corporate power and
authority to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by DSG and each of the Shareholders and constitutes its or their legal, valid and binding obligation;

                                  (iv)   such counsel knows of no actions, suits
or proceedings pending or threatened against DSG, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.1(j) of this Agreement; and

         With respect to certain of the opinions expressed above, such opinion may be based upon a certificate or certificates of the Shareholders and an offer or officers of DSG and its subsidiaries, and such counsel may rely on opinions of other counsel satisfactory to WSG delivered in connection with this Agreement.

                          (e)  NO MATERIAL ADVERSE CHANGE.  There shall be no
material adverse change in the business, properties or financial condition of DSG.

                          (f)  LITIGATION.  No action or proceeding by any
governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, and would in the reasonable judgment of WSG and Surviving Company make it inadvisable to consummate such transaction, and no court order shall have been entered in any action or proceeding instituted by any other party which enjoins, restrains or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                          (g)  PROCEEDINGS SATISFACTORY TO COUNSEL.  All
proceedings taken by DSG and all instruments executed and delivered by DSG on or prior to the Effective Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for DSG and Surviving Company.

                          (h)  DISSENTER'S RIGHTS.  Dissenter's right of
appraisal under North Carolina law shall not have been effectively preserved as of the Effective Date by any owners of issued and outstanding shares of DSG Common Stock.

                          (i)  MERGER DOCUMENTS.  The documents necessary to
effect the Merger shall have been filed with and accepted for filing by, the North Carolina Secretary of State.

                          (j)  POOLING-OF-INTERESTS STATUS.  WSG and Surviving
Company shall have been advised by their independent public accountants that, in such accountant's opinion, the Merger and the other transactions contemplated herein meet the requirements for treatment as a "pooling-of-interests" under generally accepted accounting principles, and as is more specifically set forth in Opinion No. 16, as amended, of the Accounting Principles of the Board of the American Institute of Certified Public Accountants.

                          (k)  WAIVER OF DIVIDENDS.  All holders of DSG capital
stock as to which any unpaid dividends shall have accrued shall have, prior to the Effective Date, for consideration satisfactory to such holders, waived and released all rights to receive those dividends.

                          (l)  LIABILITIES.  Except for liabilities incurred in
the ordinary course of business, DSG's credit line with Wachovia shall be no greater than $350,000.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DSG. The obligations of DSG under this Agreement are, at the option of DSG, subject to the satisfaction of the following conditions on or before the Effective Date

                          (a)  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of WSG and Subsidiary Company herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

                          (b)  PERFORMANCE OF AGREEMENTS.  WSG and Subsidiary

Company shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them or either of them on or prior to the Effective Date.

                          (c)  CORPORATE APPROVAL.  All necessary corporation
action on the part of the directors and shareholders of WSG and Subsidiary Company approving and adopting this Agreement and approving the transactions contemplated hereby shall have been taken by June 30, 1997.

                          (d)  Opinion of Counsel for WSG, DSG shall have
received an opinion of Gray, Layton, Drum, Kersh, Solomon, Sigmon & Furr, P.A., counsel for WSG and Surviving Company, dated the Effective Date, satisfactory in form and substance to DSG and its counsel, to the effect that:

                                  (i)    WSG and Subsidiary Company are
corporations organized, validly existing and in good standing under the laws of the State of North Carolina, and have the requisite corporate power and authority under the law of such state to own, lease and operate their properties, to carry on their businesses as then being conducted and to consummate the Merger contemplated hereby;

                                  (ii)   all necessary corporate proceedings of
the Boards of Directors and shareholders of WSG and Subsidiary Company to authorize the execution and delivery of this Agreement and the consummation of the Merger contemplated by this Agreement have been duly and validly taken;

                                  (iii)  WSG and Subsidiary Company have
corporate power and authority to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by them and constitutes their legal, valid and binding obligation;

                                  (iv)   such counsel knows of no actions, suits
or proceedings pending or threatened against WSG or any of its subsidiaries, including Subsidiary Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.3(j) of this Agreement;

                                  (v)    the consummation of the transactions
contemplated by this Agreement will not violate or result in a breach of or constitute a default under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation or any other restriction of any kind or character known to such counsel, to which WSG or Subsidiary Company is a party or by which either is bound;

                                  (vi)   the shares of WSG Common Stock to be
issued in accordance with this Agreement are duly authorized, and will be, upon the effectiveness of the Merger, validly issued, fully paid, non-assessable.

         With respect to certain of the opinions expressed in this subparagraph, such opinion may be based upon a certificate or certificates of an officer or officers of WSG or its subsidiaries, including Subsidiary Company, and such counsel may rely on opinions of other satisfactory to DSG, delivered in connection with this Agreement.

                          (e)  NO MATERIAL ADVERSE CHANGE.  There shall be no
material adverse change in the business, properties or financial condition of WSG or Subsidiary Company.

                          (f)  LITIGATION.  No action or proceeding by any
governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, and would in the reasonable judgment of DSG make it inadvisable to consummate such transaction, and no court order shall have been entered in any action or proceeding instituted by any other party which enjoins, restrains or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                          (g)  PROCEEDINGS SATISFACTORY TO COUNSEL.  All
proceedings taken by WSG and Subsidiary Company and all instruments executed and delivered by WSG and Subsidiary Company on or prior to the Effective Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for Surviving Company.

                          (h)  EMPLOYMENT AGREEMENT.  Subsidiary Company and
WSG shall recognize certain employment contracts between DSG and certain DSG employees as set forth as Exhibit E hereto.

                          (i)  DELIVERY OF CERTIFICATE.  WSG shall deliver
stock certificates to shareholders on the date of this Agreement.

                          (j)  REGISTRATION RIGHTS AGREEMENTS.  WSG and each of
the holders of DSG Common Stock have entered into Registration Rights Agreements substantially in the form set forth as Exhibit B hereto.

                          (k)  MERGER DOCUMENTS.  The documents necessary to
effect the Merger shall have been filed with and accepted for filing by, the North Carolina Secretary of State.

VI.  WAIVER, MODIFICATION, ABANDONMENT

         6.1 WAIVERS. The failure of DSG to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by WSG and Subsidiary Company, by action of their respective Boards of Directors without the requirement for a vote of shareholders. The failure of WSG or Subsidiary Company to comply with any of their obligations, agreements or conditions as set forth herein may be waived expressly in writing by DSG, by action of its Board of Directors without the requirement for a vote of shareholders.

         6.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the number of shares of WSG Common Stock to be issued in exchange for the shares of DSG Common Stock may not be decreased without the consent of the Shareholders given by the same vote as is required under applicable state law for approval of this Agreement.


VII.  GENERAL

         7.1. COSTS OF MERGER. WSG shall be responsible for DSG's legal and accounting fees incurred in connection with pursuing and consummating this Agreement and the transactions thereby.

         7.2 CONTROLLING LAW; VENUE. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by an construed in accordance with the laws of the state of North Carolina notwithstanding any North Carolina or other conflict-of-law provisions to the contrary. The parties agree that any action brought by any party against any of the others in connection with any rights or obligations arising out of this Agreement or any transaction contemplated hereby shall be instituted properly in a United States Federal Court or State Court of competent jurisdiction with venue only in the county of the principle place of business of the defendant in such action. Each party hereto agrees to submit personally to the jurisdiction of a court of competent subject matter jurisdiction located in such county or federal district.

         7.3 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                                  If to WSG or Surviving Company:

                                  Wheels Sports Group, Inc.
                                  1368 Mocksville Marketplace
                                  Mocksville, NC 27028


                                  with a copy given in the manner
                                  prescribed above, to:

                                  Gray, Layton, Drum, Kersh, Solomon,
                                    Sigmon & Furr, P.A.
                                  516 South New Hope Road
                                  Gastonia, NC 28054
                                  Attention:  David M. Furr, Esq.


                                  If to DSG:

                                  Diamond Sports Group, Inc.
                                  200 W. Unionville-Indian Trail Road
                                  Indian Trail, NC 28079


                                  with a copy given in the manner
                                  prescribed above, to:


                                  Stokley G. Caldwell, Jr.
                                  Robinson, Bradshaw & Hinson
                                  101 North Tryon Street, Suite 1900
                                  Charlotte, NC 28246
                                  Attention:  Stoke Caldwell, Esq.

         Any party may alter the address to which communications or copies are to be sent by giving notice to such of change of address in conformity with the provisions of this paragraph for the giving notice.

         7.4 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         7.5 ENTIRE AGREEMENT. This Agreement together with the other documents and agreements referenced herein, contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.


         7.6 PARAGRAPH HEADING. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         7.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. There are no survival of representations and warranties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of June, 1997.

                                        DIAMOND SPORTS GROUP, INC.


                                        By: /s/ Randy E. Duncan
                                           -------------------------------------
                                           President

ATTEST:

/s/ H. Edward Hickman
--------------------------------
Secretary


                                        WHEELS SPORTS GROUP, INC.


                                        By:/s/ Howard L. Correll, Jr.
                                           -------------------------------------
                                           President
ATTEST:

/s/ David M. Furr
--------------------------------
Asst. Secretary


                                        WHEELS SPORTS GROUP ACQUISITION
                                          II, INC.

                                        By: Howard L. Correll, Jr.
                                           -------------------------------------
                                           President
ATTEST:

/s/ David M. Furr
--------------------------------
Asst. Secretary



/s/ Randy E. Duncan       (SEAL)        3,000 Class A/3,000 Class B
-------------------------               ---------------------------
Randy E. Duncan                         No. of Shares

/s/ H. Edward Hickman     (SEAL)        3,000 Class A/3,000 Class B
-------------------------               ---------------------------
H. Edward Hickman                       No. of Shares

/s/ Robert J. Diachenko   (SEAL)        3,000 Class A/3,000 Class B
-------------------------               ---------------------------
Robert J. Diachenko                     No. of Shares

/s/ A. Than LeWallen, III (SEAL)        1,000 Class A/1,000 Class B
-------------------------               ---------------------------
A. Thad Lewallen, III                   No. of Shares